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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                            -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 MARCH 22, 2000

                                 Date of Report
                        (Date of earliest event reported)

                           HUMAN GENOME SCIENCES, INC.
                           ---------------------------
               (Exact Name of Registrant as Specified in Charter)

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
                     DELAWARE                                        0-022962                                22-3178468
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  (State or Other Jurisdiction of Incorporation)             (Commission File Number)            (IRS Employer Identification No.)

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              9410 KEY WEST AVENUE, ROCKVILLE, MARYLAND 20850-3338
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              (Address of Principal Executive Offices)  (ZIP Code)



       Registrant's telephone number, including area code: (301) 309-8504
                                                           --------------

          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.           OTHER EVENTS.

CONVERSION OF 5% CONVERTIBLE SUBORDINATED NOTES DUE 2006

      On March 2, 2000, Human Genome Sciences announced the call of its $200 million aggregate principal amount of 5% Convertible Subordinated Notes Due
2006 (the "Notes") for redemption on March 22, 2000. In lieu of redemption, holders were able to convert their Notes into Human Genome Sciences common stock at any time on or prior to March 21, 2000. The Notes were convertible into common stock at a price of $71.625 per share, which is equivalent to
13.9616 shares of common stock per $1,000 principal amount of Notes. All of the Notes were converted in lieu of redemption and, as a result, Human Genome Sciences issued approximately 2,792,292 shares of common stock. In addition, Human Genome Sciences made a "make-whole" payment of $150 per $1,000 principal amount of Notes, which resulted in a one-time charge to earnings of $30 million, or $0.55 per share, based on the weighted pro forma average shares outstanding during the month ended January 31, 2000.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              HUMAN GENOME SCIENCES, INC.

Date: March 24, 2000                          By:  /s/ Steven C. Mayer
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                                              Steven C. Mayer
                                              Senior Vice President and Chief
                                                Financial Officer